EXHIBIT 10.28

                              TERM PROMISSORY NOTE


February 28, 2005                                                     $2,000,000

     1. Terms of Payment. FOR VALUE RECEIVED, MediVision Medical Imaging Ltd. ("MediVision"), an Israeli corporation promises to pay to the order of Ophthalmic Imaging Systems, a California corporation or any other holder of this Note ("OIS"), at such place as OIS may designate in writing, on the Termination Date, the principal sum of two million U.S. dollars (U.S. $2,000,000) or, if less, the aggregate amount of all Term Advances made by OIS to MediVision in accordance with the terms of this Term Promissory Note (as amended, restated or replaced from time to time in accordance with the terms herein, this "Note") and that certain Loan and Security Agreement, dated as of the date hereof, between the MediVision and OIS (as amended from time to time in accordance with the terms therein, the "Loan and Security Agreement"), together with interest on the principal amount hereunder remaining unpaid from time to time (the "Loan"). This
Note is being delivered in connection with, and is subject to, the Loan and Security Agreement, which provides, among other things, for acceleration hereof. This is the Note referred to in the Loan and Security Agreement. This Note and the obligations of MediVision hereunder, are secured pursuant to the Loan and Security Agreement. All capitalized terms used but not defined herein shall have the meanings respectively assigned to such terms in the Loan and Security Agreement.

     2. Term Advances. Term Advances shall be requested and made in accordance with the terms of the Loan and Security Agreement.

     3.   Interest.

          (a) MediVision will accrue interest under this Note on the unpaid principal amount hereof from time to time outstanding, computed on the basis of a 365-day year and actual days elapsed, at a rate of 7.25% per annum, until this
Note is fully paid ("Interest").

          (b) All Interest shall be due and payable on February 28, 2006 (the "Maturity Date") unless payable earlier on any Termination Date or otherwise in accordance with the terms of this Note or the Loan and Security Agreement. In no event shall interest exceed the maximum legal rate permitted by law.

     4. Principal and Other Amounts. All outstanding principal and other amounts outstanding hereunder shall be due and payable on the Maturity Date, unless payable earlier on any Termination Date or otherwise in accordance with the terms of this Note or the Loan and Security Agreement.

     5. Prepayments. Except in the event of a Default or as otherwise provided in Section 2.2(j) of the Loan and Security Agreement with respect to the sale of Pledged Securities, no payments of Interest or principal are due hereunder prior to the Maturity Date. Nevertheless, this Note may be prepaid (in whole or in part) at any time, without any prepayment penalty or


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premium  therefor  at  the  option  of  MediVision  in  its  sole  and  absolute discretion, provided that OIS shall apply any such prepayment first, to principal and second to Interest.

     6. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of California, without regard to its rules on conflicts of laws or choice of law.

     7. Notices, Etc. All notices and other communications provided for under this Note shall be in writing (including facsimile transmissions) and deemed properly given (a) if delivered in person, (b) if sent by nationally-recognized overnight delivery service, (c) in the event overnight delivery services are not readily available, if mailed by first-class United States mail, postage prepaid, registered or certificated with return receipt requested, or (d) if sent by facsimile with receipt of answer-back or confirmation. Notice that is mailed shall be effective upon the expiration of seven (7) business days after its deposit. Notice given in any other manner shall be effective upon receipt by the addressee. The address for such notices and communications shall be as follows:

If to the MediVision:               MediVision Medical Imaging Ltd.
                                    P.O. Box 45
                                    Industrial Park
                                    Yokneam Elit
                                    20692 Israel

If to OIS:                          Ophthalmic Imaging Systems
                                    221 Lathrop Way, Suite I
                                    Sacramento, CA  95815
                                    Attention:  CEO and CFO
                                    Facsimile No.  (916) 646-0207
                                    Telephone No.  (916) 646-2020

With a copy to:                     Jenkens & Gilchrist Parker Chapin LLP
                                    The Chrysler Building
                                    405 Lexington Avenue
                                    New York, New York 10174
                                    Attention:  Henry I. Rothman, Esq.
                                    Tel. No.: (212) 704-6000
                                    Fax No.: (212) 704-6288

or such other address as may be designated in writing hereafter, in the same manner, by such person.

     8. Severability. Whenever possible, each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

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     9. Successors and Assigns.  This Note shall not be assignable by MediVision without the prior written consent of OIS. This Note shall be binding upon MediVision and its successors and permitted assigns and the terms hereof shall inure to the benefit of OIS and its successors and assigns, including subsequent holders hereof.

     10. Entire Agreement. This Note sets forth the entire agreement of OIS and MediVision with respect to this Note and may be modified only by a written instrument executed by OIS and MediVision.

     11. Headings. The headings herein are for convenience only and shall not limit or define the meaning of the provisions of this Note.

     12. Presentment, Etc. Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                                     MEDIVISION MEDICAL IMAGING LTD.

                                     By:________________________________________
                                     Name:
                                     Title:


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